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                                                                    Exhibit 4.01

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       FOR
                                    ORIG, LLC

         This is an Amended and Restated Operating Agreement dated as of _________ __, 2004, by and among Barbara M. Nichols, J.D. Nichols, Brian Lavin, NTS/BBX Office, LLC, a Kentucky limited liability company ("NTS/BBX"), NTS Springs Office Ltd., a Kentucky limited partnership ("NTSSO"), NTS Springs Medical Office Center, Ltd., a Kentucky limited partnership ("NTSSMOC"), NTS Pickford, Ltd., a Kentucky limited partnership ("NTSP"), NTS Atrium Center, a Kentucky limited partnership ("NTSAC"), NTS BBC I, a Kentucky limited partnership ("NTSBBC"), NTS Breckinridge, Ltd., a Kentucky limited partnership ("NTSB"), NTS Willow Lake Partners Limited Partnership, an Indiana limited partnership ("NTSWLPLP"), NTS Mall Limited Partnership, a Kentucky limited partnership ("NTSMLP"), NTS Whetstone Limited Partnership, a Kentucky limited partnership ("NTSWLP"), NTS Bluegrass Commonwealth Park, a Kentucky limited partnership ("NTS BLUEGRASS" and together with NTS/BBX, NTSSO, NTSSMOC, NTSP, NTSAC, NTSBBC, NTSB, NTSWLPLP, NTSMLP, NTSWLP and J.D. Nichols, the "NTS PRIVATE GROUP") and Settlement Trust (each a "MEMBER" and collectively, the "MEMBERS"), amending and restating the Operating Agreement dated as of February 1, 1999, as amended under the First Amendment to the Operating Agreement dated as of December 31, 2000, and as amended under the Second Amendment to the Operating Agreement dated as of June 21, 2002.

                                    ARTICLE 1
                                    FORMATION

         ORIG, LLC (the "COMPANY") was formed as a limited liability company pursuant to the Kentucky Limited Liability Company Act, effective as of the filing of the Company's Articles of Organization with the Kentucky Secretary of State on April 1, 1998. Ocean Ridge Investments Ltd. acted as the Company's Manager for purposes of filing for the Company's taxpayer ID number. Ocean Ridge Investments, Ltd. was subsequently replaced by J.D. Nichols as the Company's Manager. The Members hereby ratify and approve the filing of the Company's Articles of Organization, the receipt of the form of which each Member hereby acknowledges. The Manager shall from time to time execute or cause to be executed all such certificates or other do or cause to be done all such filing, recording, publishing or other acts as may be necessary or appropriate to comply with the requirements for the formation and operation of a limited liability company under the Act. The rights and duties of the Manager and the Members shall be as provided in the Act, except as modified by this Agreement. The Company shall also be qualified to do business in such other states as the Manager from time to time deems appropriate.

                                    ARTICLE 2
                                      NAME

         The business of the Company shall be conducted under the name "ORIG, LLC."

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                                    ARTICLE 3
                                   DEFINITIONS

         The following terms and phrases used in this Agreement shall have the following meanings:

         "ACT" shall mean the Kentucky Limited Liability Company Act, KRS Chapter 275.

         "AFFILIATE" or a Person "AFFILIATED WITH" a Member, a partner or member of any Member, or other specified Person (collectively referred to as the "SPECIFIED PERSON") shall mean (i) a person that directly, or indirectly through one or more intermediaries, or in contribution with any other Member, or other Specified Person, controls or is controlled by, or is under the control of the Member or other Specified Person, (ii) a Person of which the Member or other Specified Person is an officer or partner or is the beneficial owner of 10% or more of any class of equity security or interest; (iii) any trust or estate in which the Member or other Specified Person has a beneficial interest or as to which the Member or other Specified Person serves as a trustee or in another fiduciary capacity; and (iv) any spouse, parent, child, brother or sister of the Member or other specified person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract or otherwise.

         "AGREEMENT" shall mean this Amended and Restated Operating Agreement, as amended, modified or supplemented from time to time.

         "BANKRUPTCY" shall be deemed to have occurred with respect to any Member or Manager, at the time the Member or Manager: (1) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy,
(iii) is adjudicated bankrupt or insolvent; (iv) files a petition or answer seeking for the Member or Manager any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member or Manager in any proceeding of this nature; (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or Manager or of all or any substantial part of the Member's or Manager's property; or (vii) if within 120 days after the commencement of any proceeding against the Member or Manager seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within 120 days after the appointment without the Member's or Manager's consent or acquiescence of a trustee, receiver, or liquidator of the Member or Manager, or of all or any substantial part of the Member's or Manager's properties, the appointment is not vacated or stayed or within 120 days after the expiration of any stay, the appointment is not vacated.

         "CAPITAL ACCOUNT" shall mean the individual account maintained for each Member by the Company, calculated pursuant to paragraph 8.7.

         "CAPITAL CONTRIBUTION" shall mean the money and the fair market value of property (net of liabilities assumed by the Company or to which the property is subject) contributed to the


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Company by a Member, and as set forth ANNEX A. ANNEX A shall set forth the agreed upon fair market value of each of the assets (other than cash) contributed to the capital of the Company as determined by the contributing Member and the Company.

         "CAUSE" shall mean (i) the failure by the Manager to render services to the Company in accordance with his obligations under this Agreement, which failure amounts to gross neglect of such Manager's duties to the Company; (ii) the commission by the Manager of any act of fraud or embezzlement against the Company; (iii) the Manager being convicted of a felony, or (iv) the violation by the Manager of any of the material terms of this Agreement.

         "CLASS A INTEREST" shall mean an Interest designated as a Class A Interest.

         "CLASS A MEMBER" shall mean a Member owning Class A Interests, who initially shall be Barbara Nichols, J.D. Nichols and Brian Lavin.

         "CLASS A NET CASH FLOW" shall mean, with respect to any fiscal year, all cash revenues of the Company from business operations other than from Special Assets or Class B Assets during that period (including, without limitation, interest or other earnings of the fund of the Company) LESS the sum of the following to the extent made from those cash revenues:

                  (i) All principal and interest payments on any indebtedness of the Company;

                  (ii) All cash expenses incurred incident to the operation of the Company's business; and

                  (iii) Funds set aside as reserves for contingencies, working capital, debt service, taxes, insurance or other costs and expenses incident to the conduct of the Company's business which the Manager deems reasonably necessary or appropriate.

         "CLASS B ASSETS" shall mean the number of Units that correspond to the Net Asset Value (as defined in the Contribution Agreements) of the assets and liabilities contributed by the NTS Private Group pursuant to the Contribution Agreements.

         "CLASS B INTEREST" shall mean an Interest designated as a Class B Interest.

         "CLASS B MEMBER" shall mean a Member owning Class B Interests, who initially shall be the NTS Private Group.

         "CLASS B NET CASH FLOW" shall mean, with respect to any fiscal year, all cash revenues or other assets received by the Company with respect to or from the Class B Assets during that period.

         "CODE" or "IRC" shall mean the Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

         "COMMON INTEREST" shall mean a Class A Interest or a Class B Interest.

         "COMMON MEMBER" shall mean a Class A Member or a Class B Member.


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         "CONTRIBUTION AGREEMENTS" shall mean the Contribution Agreements dated
February 3, 2004, by and among the Company and the NTS Private Group.

         "DISABILITY" shall mean an individual's inability (as determined by a physician appointed by the Company) due to accident or physical or mental illness, to adequately and fully perform the duties that the individual was performing for the Company when the disability began. If at any time the physician appointed by the Company makes a determination with respect to an individual's disability, that determination shall be final, conclusive, and binding upon the Company, the individual suffering the Disability and their successors in interest.

         "INCAPACITY" or "INCAPACITATED" shall mean the adjudicated incompetency or death of an individual Member, or dissolution of the entity comprising any Member, and shall also include the death of an individual Member when that Member has transferred all or any part of such Member's Interest to an entity with an extended life (e.g., corporation or trust).

         "INTEREST" shall mean the entire ownership interest (which may either for a Member's Capital Account or for a Member's share of Taxable Income, Tax Losses or Net Cash Flow, be expressed as a percentage) of a Member in the Company, including the rights and obligations of the Member under this Agreement and the Act, and shall be in the form of a Class A Interest, a Class B Interest or a Special Interest.

         "MANAGER" shall mean the Manager appointed pursuant to Article 14, and any additional or replacement Managers elected pursuant to Article 14.

         "NET CASH FLOW" shall mean Class A Net Cash Flow, Class B Net Cash Flow and Special Net Cash Flow, as applicable.

         "NTS REALTY" shall mean NTS Realty Holdings Limited Partnership, a Delaware limited partnership.

         "PARTICIPATING PERCENTAGE" shall mean the initial percentages set forth on ANNEX A with respect to the Class A Members each and as required by this Agreement. ANNEX A shall be amended to reflect any changes in the Class A Members' Participating Percentages. Distributions or allocations made in proportion to or in accordance with the Participating Percentages of the Class A Members shall be based upon relative Participating Percentages as of the record date for distributions and in accordance with IRC Sections 706(c) and (d).

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint stock company, trust, association, unincorporated entity or any division thereof.

         "REPRESENTATIVE" shall mean a Person's executor, administrator, committee or analogous fiduciary.

         "SETTLEMENT CLASS COUNSEL" shall mean the Law Offices of George Donaldson, 456 Montgomery Street, Suite 1250, San Francisco, California 94104.

         "SETTLEMENT TRUST" shall mean the trust contemplated to be formed pursuant to the Stipulation and Agreement of Settlement for the purpose of holding the Special Interest.


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         "SETTLEMENT TRUSTEE" shall mean a Person selected by Settlement Class
Counsel to act on behalf of the Settlement Trust with respect to the Special Assets.

         "SPECIAL ASSETS" shall mean initially the number of Units that have a fair market value as of the date of this Agreement equal to $6,200,000, with the number of Units adjusted pursuant to Article 20 (including the initial adjustment pursuant to paragraph 20.3 and the subsequent adjustments pursuant to paragraph 20.2(b)).

         "SPECIAL INTEREST" shall mean an Interest designated as a Special Interest.

         "SPECIAL MEMBER" shall mean a Member owning a Special Interest, who shall be Settlement Trust.

         "SPECIAL NET CASH FLOW" shall mean, with respect to any fiscal year, all cash revenues or other assets received by the Company with respect to or from the Special Assets during that period.

         "STIPULATION AND AGREEMENT OF SETTLEMENT" shall mean that certain Stipulation and Agreement of Settlement, entered into as of December 5, 2003, relating to the class action lawsuit captioned Buchanan, et al. v. NTS-Properties Associates, et al., Case No. C01-05096.

         "TAXABLE INCOME" and "TAX LOSSES," respectively, shall mean the net income or net losses of the Company as determined for federal income tax purposes, and all items required to be separately stated by IRC Sections 702 and 703 and the Treasury Regulations promulgated thereunder.

         "UNIT" shall mean a partnership interest held by a partner of NTS
Realty.

                                    ARTICLE 4
                             BUSINESS OF THE COMPANY

         The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business and specified in the Company's Articles of Organization. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described herein and in the Company's Articles of Organization. It is the intention of the Members that the Company be treated as a partnership for federal, state and local income tax purposes, and the Members agree not to take any position or make any election, in a tax return or otherwise, inconsistent with such treatment; provided, however, the filing of federal, state and local tax returns shall not be construed to create a partnership (other than for tax purposes) among the Members.

                                    ARTICLE 5
                                   THE MEMBERS

         5.1 MEMBERS. The names and business addresses of the Members are set forth on ANNEX A.


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         5.2 ADDITIONAL MEMBERS. The Company may admit additional Class A
Members from time to time at the election of the Manager, upon obtaining the consent of Class A Members holding a majority of the Participating Percentages, upon the terms and for the consideration determined by the Manager. ANNEX A shall be amended to reflect any changes in the Company's membership. A prerequisite to admission to membership in this Company shall be the written agreement by the additional Class A Member to be bound by the terms of this Agreement.

         5.3 NO LIABILITY OF MEMBERS OR MANAGERS. No Member or Manager shall have personal liability for the obligations or liabilities of the Company. Except as otherwise specifically provided in this Agreement, no Member, after his admission to the Company, shall be obligated to contribute additional funds or property, or loan money, to the Company.

         5.4 TITLE TO PROPERTY. All real and personal property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in his individual name or right, and each Member's interest in the Company shall be personal property for all purposes. Except as otherwise provided in this Agreement, the Company shall hold all of its real and personal property in the name of the Company and not in the name of any Member.

         5.5 REMOVAL OF MEMBERS. Except as provided in Article 16, no Member shall be removed from membership in the Company without such Member's consent.

         5.6 FIDUCIARY DUTIES OF MANAGERS. Each of the Managers shall have a fiduciary duty of good faith, loyalty and fair dealing towards the Company, the Members, and the other Managers. Nothing in this paragraph 5.6 shall be interpreted or applied to alter the explicit terms of this Agreement or the Act, including without limitation, the limitations set forth in this Agreement and the Act (including without limitation, KRS 275.150) on a Member's obligation to contribute towards the liabilities of the Company or other Members.

                                    ARTICLE 6
                                PRINCIPAL OFFICE

         The principal office and place of business of the Company shall be located at 10172 Linn Station Road, Louisville, Kentucky 40223. The Company may have such other or additional offices as the Manager deems advisable.

                                    ARTICLE 7
                                      TERM

         The term of the Company shall be perpetual, except as provided in
Article 17 of this Agreement.

                                    ARTICLE 8
                            CAPITAL AND CONTRIBUTIONS

         8.1 INITIAL CONTRIBUTIONS. The Members shall have a number and class of Interest (and with respect to the Class A Members, Participating Percentages), as set forth on ANNEX A,


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relating to their initial Capital Contributions (or deemed initial Capital
Contributions with respect to the Class A Members in accordance with the adjustment of their Capital Accounts pursuant to paragraph 8.9). The Class B Members shall be issued a number of Class B Interests corresponding to the number of Units that constitute Class B Assets (apportioned among them based on the relative Net Asset Values (as defined in the Contribution Agreements) of the assets and liabilities contributed by each Class B Member pursuant to the Contribution Agreements) (adjusted as provided in this Agreement). The Class A Members shall be issued a number of Class A Interests based on the value of ORIG excluding the Class B Assets and the Special Assets (using the same per dollar value for each Class A Interest as the Company uses to issue each Class B Interest), as adjusted pursuant to paragraph 20.2(b) (or adjusted as otherwise provided in this Agreement).

         8.2 ADDITIONAL CONTRIBUTIONS. The Class A Members shall make additional Capital Contributions at such times and in such amounts as may be called for by the Manager and approved by Class A Members holding a majority of the Participating Percentages. ANNEX A shall be amended to reflect any additional Capital Contributions.

         8.3 MEMBER LOANS. Upon call by the Manager and approval of Class A Members holding a majority of the Participating Percentages, each of the Class A Members shall be obligated to make loans to the Company to fund operating and development costs. The loans shall be made at the prime rate as published from time to time in THE WALL STREET JOURNAL adjusted quarterly, with interest and principal payable upon the dissolution and winding up of the Company, or at such earlier date as agreed upon by the Class A Members out of Class A Net Cash Flow. The Class A Members shall be obligated to make such loans pro rata in accordance with their Participating Percentages, or otherwise as agreed upon by the Class A Members. All loans shall be made within 10 days a election by the Class A Members to require such loans, or at such other time as is specified by the Class A Members making such election. Under no circumstances may Class A Members have any rights with respect to the Class B Assets or the Special Assets or collect any amount of the Class B Assets or the Special Assets in satisfaction of a Class A Member loan.

         8.4 DEFAULT IN THE MAKING OF ADDITIONAL CAPITAL CONTRIBUTIONS. If any Class A Member (the "DEFAULTING MEMBER") shall fail to pay all or any part of his share of a required additional Capital Contribution when due (the "DEFAULTING MEMBER'S SHARE"), the other Class A Members who have contributed their share of the call (the "CONTRIBUTING MEMBERS") shall have the right for a period of 90 days following the date when the Defaulting Member's Share was due, to contribute an additional amount equal to the Defaulting Member's Share. If all Contributing Members desire to contribute toward such amount, then they shall contribute in proportion to their respective Participating Percentages or in such other proportions as they may agree. If less than all the Contributing Members desire to contribute toward such amount, then they may do so in proportion to their respective Participating Percentages or in such other proportions as they may agree. The Manager shall notify the Contributing Members promptly of any default, and the Contributing Members shall communicate promptly with each other for purposes of determining what portion, if any, of the Defaulting Member's Share they wish to contribute. At the end of the 90-day period referred to above or such earlier date upon which the Contributing Members shall have contributed the Defaulting Member's Share, the Participating Percentages of each Class A Member shall be adjusted to be the percentage determined by


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dividing his initial Capital Contribution plus all additional Capital
Contributions made by him, including any portion of the Defaulting Member's Share contributed by him, by the aggregate initial Capital Contributions of all Class A Members plus the aggregate additional Capital Contributions made by all Class A Members, including any portion of the Defaulting Member's Share contributed by them. Such adjustment of Participating Percentages shall be the sole remedy of the Members and the Company in the event that a Class A Member fails to contribute his share of an additional Capital Contribution call. The adjustment shall be made regardless of whether, and regardless of the extent to which, any Contribution Member makes an additional contribution toward the Defaulting Member's Share.

         8.5 DEFAULT IN THE MAKING OF LOANS. If any Class A Member defaults in the making of the loans required by paragraph 8.3 within five business days after the date specified in paragraph 8.3, then the remaining Class A Members shall have the obligation to advance such amount to the Company. Principal and interest on loans made by the remaining Class A Members pursuant to this paragraph 8.5 will be paid out of Class A Net Cash Flow otherwise distributable to the defaulting Class A Member.

         8.6 INTEREST ON CAPITAL. No Member shall be paid interest on any Capital Contribution or Capital Account.

         8.7 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained by the Company for each Member in accordance with Treas. Reg. Section 1.704-l(b)(2)(iv). There shall be credited to each Member's Capital Account: (i) the amount of money contributed by such Member to the Company; (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under IRC Section 752); and (iii) allocations to such Member of Company income and gain (or items thereof), including income and gain, exempt from tax and income and gain, as computed for book purposes, in accordance with Treas. Reg. Section 1.704- l(b)(2)(iv)(g). Each Members Capital Account shall be decreased by: (i) the amount of money distributed to such Member by the Company; (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under IRC
Section 752); (iii) allocations to such Member of expenditures of the Company described in IRC Section 705(a)(2)(B); and (iv) allocations of loss and deduction (or items thereof) including loss or deduction) computed for book purposes, as described in Treas. Reg. Section l.704-l(b)(2)(iv)(g). The Special Member's initial Capital Account shall be equal to the value of the Special Assets.

         8.8 WITHDRAWAL AND RETURN OF CAPITAL. Except as expressly provided in this Agreement, including pursuant to Article 9 with respect to distributions of Net Cash Flow, no Member shall be entitled to withdraw any part of such Member Capital Contributions or Capital Account, or to receive any distribution from the Company.

         8.9 REVALUATION OF COMPANY PROPERTY. If there shall occur (i) an acquisition of an Interest from the Company for more than a de minimis Capital Contribution or (ii) a distribution (other than a de minimis distribution) to a Member in redemption of an Interest, then the Company shall revalue the assets of the Company at their then fair market value and adjust the Capital Accounts in the same manner as provided in paragraph 18.1 in the case of a property


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distribution. If there is a reallocation pursuant to this paragraph 8.9, then
Capital Accounts shall thereafter be adjusted for allocations of depreciation (cost recovery) and gain or loss in accordance with the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and (g), and the Members' distributive shares of depreciation (cost recovery) and gain or loss shall thereafter be computed in accordance with the principles of IRC Section 704(c) and the regulations promulgated thereunder using the traditional method with curative allocations within the meaning of Treas. Reg. Section 1.704-3(c).

                                    ARTICLE 9
                                  DISTRIBUTIONS

         9.1 DISTRIBUTIONS TO CLASS A MEMBERS. The Company's Class A Net Cash Flow shall be to the Class A Members. Distributions of Class A Net Cash Flow shall be made among the Class A Members in accordance with their Participating Percentages.

         9.2 DISTRIBUTIONS TO CLASS B MEMBERS. The Company's Class B Net Cash Flow shall be to the Class B Members. Distributions of Class B Net Cash Flow shall be made among the Class B Members in accordance with their relative Class B Interests.

         9.3 DISTRIBUTIONS TO SPECIAL MEMBER. The Company's Special Net Cash Flow shall be to the Special Member.

         9.4 TIMING OF DISTRIBUTIONS. Distributions of Class A Net Cash Flow shall be made quarterly to the extent possible, within 45 days after the end of each quarter. Distributions of Class B Net Cash Flow shall be made at the discretion of the Manager. Distributions of Special Net Cash Flow shall be made as received by Company.

                                   ARTICLE 10
                ALLOCATION OF PROFITS AND LOSSES FOR TAX PURPOSES

         10.1     ALLOCATIONS TO THE MEMBERS GENERALLY.

                  (a) Taxable Income and Tax Losses other than Taxable Income and Tax Losses from Class B Assets or Special Assets shall allocated among Class A Members in accordance with their Participating Percentages.

                  (b) Taxable Income and Tax Losses from Class B Assets shall be allocated to Class B Members in accordance with their relative Class B Interests.

                  (c) Taxable Income and Tax Losses from Special Assets shall be allocated to the Special Member.

         10.2 LIMITATION ON LOSSES. Notwithstanding the general allocation of Taxable Income and Tax Losses described in paragraph 10.1(a), no Class A Member shall be allocated Tax Losses in excess of the aggregate of such Class A Member's positive Capital Account balance, Company Minimum Gain (within the meaning of Treas. Reg. Section l.704-2(b)(2)), and Member Nonrecourse Minimum Gain (within the meaning of Treas. Reg. Section l.704-2(i)(3)), until such time as no Class A Member has a positive Capital Account balance, whereupon subsequent


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allocations of Tax Losses shall again be allocated among the Class A Members in accordance with their Participating Percentages. Furthermore, no Class A Member shall be allocated Tax Losses where it is reasonably anticipated that such Class A Member's Capital Account shall be negative at the end of the fiscal year in which the Tax Losses arise or at the end of the subsequent fiscal year, as a result of distributions of Class A Net Cash Flow during such periods, until such time as no Class A Member would have a positive Capital Account balance alter such reasonably anticipated distributions of Class A Net Cash Flow, whereupon subsequent allocations of Tax Losses shall again be allocated among the Class A Members in accordance with their Participating Percentages. Tax Losses not allocated to a Class A Member under this paragraph 10.2 shall be reallocated among those Class A Members with positive Capital Account balances in accordance with their relative positive Capital Account balances. Under no circumstances may Tax Losses (other than Tax Losses from Class B Assets) be allocated to the Class B Members. Under no circumstances may Tax Losses (other than Tax Losses from Special Assets) be allocated to the Special Member.

         10.3 QUALIFIED INCOME OFFSET. If a Member receives any adjustment, allocation, or distribution described in Treas. Reg. Section 1.704-l(b)(2)(ii)(d)(4), (5), or (6), then items of Taxable Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Members Capital Account as quickly as possible. It is the intention of the parties that this provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section l.704-l(b)(2)(ii)(d), and this provision shall be so construed.

         10.4 MINIMUM GAIN CHARGEBACK. If there is a net decrease in the Company's Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(b)(2)) or Member Nonrecourse Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(i)(3)) during any fiscal year of the Company, each Member shall be specially allocated, before any other allocations under this Article 10, items of income and gain for such fiscal year (and subsequent fiscal years, if necessary) in an amount equal to such Members share (determined in accordance with Treas. Reg. Sections 1.704-2(g) and 1.704-2(i)(5), as applicable) of the net decrease in the Company's Minimum Gain or Member Nonrecourse Debt Minimum Gain, as applicable, for such fiscal year, provided, however, that no such allocation shall be required if any of the exceptions set forth in Treas. Reg.
Section 1.704-2(f) apply. It is the intention of the parties that this provision constitute a "minimum gain chargeback" within the meaning of Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4), and this provision shall be so construed. Notwithstanding anything in this Agreement to the contrary, the Company's partner nonrecourse deductions (within the meaning of Treas. Reg. Section 1.704-2(i)(2)) shall be allocated solely to the Member who has the economic risk of loss with respect to the partner nonrecourse liability related thereto in accordance with the provisions of Treas. Reg. Section 1.704-2(i)(1).

         10.5 CURATIVE ALLOCATIONS. The allocations set forth in paragraphs 10.2 through 10.4 are intended to comply with certain requirements of the Treasury Regulations (the "REGULATORY ALLOCATIONS"). It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Taxable Income or Tax Losses pursuant to this paragraph 10.5. Therefore, notwithstanding any other provision of this Article 10 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Taxable Income and Tax Losses in whatever manner the Manager determines appropriate so that, after such offsetting allocations


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are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Taxable Income and Tax Losses were allocated pursuant to paragraph 10.1.

         10.6 NO RESTORATION OF DEFICIT CAPITAL ACCOUNTS. No Member shall be required under any circumstances (either during the period of the Company's operation or upon the Company's dissolution and termination) to restore a deficit in such Member's Capital Account or, except as explicitly provided in this Agreement, otherwise make any contribution of cash or property to the Company without such Member's consent, which may be withheld in such Member's sole and absolute discretion.

         10.7 CONTRIBUTED PROPERTY. In accordance with the rules of IRC Section 704(c) and the Treasury Regulations promulgated thereunder, items of income, gain loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such progeny to the Company for federal income tax purposes and its fair market value at the time of contribution.

         10.8 DIVISION AMONG MEMBERS. If there is a change in a Member's Interest during a fiscal year of the Company, any allocations pursuant to this
Article 10 shall be made so as to take into account the varying Interests of the Members during the period to which the allocation relates, using the interim closing of the books method for determining such allocations, or upon the unanimous agreement of the Members (including any former Member affected by such allocations), using any method for determining such allocations that is provided in IRC Section 706(d) and the Treasury Regulations promulgated thereunder.

                                   ARTICLE 11
                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

         11.1 RESPONSIBILITY FOR BOOKS OF ACCOUNT AND RECORDS. Proper and complete books of account and records shall be kept by the Manager in which shall be entered fully and accurately all transactions and other matters relative to the Company's business as are usually entered into books of account and records maintained by persons engaged in businesses of a like character, including, without limitation, a Capital Account for each Member. The Company's books of account and records shall be prepared in accordance with generally accepted accounting principles, consistently applied. The books of account and records shall, at all times, be maintained at the principal place of business of the Company, and shall be open to the inspection and examination of the Members or their duly authorized representatives during reasonable business hours, and any Member may, at such Member's own expense, examine and make copies of the books of account and records of the Company; PROVIDED, HOWEVER, that the Special Members shall only have the right to inspect, examine and make copies of books of account or records related to the Special Assets.

         11.2 REPORTS TO THE MEMBERS. As soon as practicable in the particular case, the Manager shall deliver or cause to be delivered the following reports to each Member:

                  (a) After the end of each fiscal year, such information concerning the Company as shall be necessary for the preparation by a Member of such Member's income tax or other tax returns:

                  (b) An unaudited statement setting forth, as of the end of and for each fiscal year, a profit and loss statement, a balance sheet of the Company, and a statement showing the amounts allocated to or against each Interest during that fiscal year; and

                  (c) Other information as, in the judgment of the Manager, shall be reasonably necessary for the Members to be advised of the results of the Company's operations.

         Notwithstanding the above, the Manager is required only to provide the Special Member with information relating to the Special Assets.

         11.3 ADDITIONAL REPORTS. The Manager may prepare or cause to be prepared, and deliver or cause to be delivered to the Members from time to time during each fiscal year, in connection with distributions or otherwise, unaudited statements showing the results of the Company's operations to the date of that unaudited statement.

                                   ARTICLE 12
                                   FISCAL YEAR

         The fiscal year of the Company shall end on December 31 of each year.

                                   ARTICLE 13
                               THE COMPANY'S FUNDS

         The Company's funds shall be deposited in such bank account(s), or invested in such interest-bearing or non-interest-bearing investments, as shall he designated by the Manager. Funds received in respect of the Special Assets shall be maintained in a segregated account solely for the benefit of the Special Member and shall not be commingled with other funds of the Company. All withdrawals from any such bank account(s) shall be made by the Manager. The Company's funds shall be held in the name of the Company and shall not be commingled with those of any other Person.

                                   ARTICLE 14
                            MANAGEMENT OF THE COMPANY

         14.1 RIGHTS AND DUTIES OF THE MANAGER.

                  (a) The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage, and control the business of the Company to the best of the Manager's ability. Except for situations in which the approval of the Members is expressly required in this Agreement or by nonwaivable provisions of the Act, the Manager shall have full and complete authority, power, and discretion to finance and control the Company's business, affairs, and properties, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the Company's management. By acceptance of the position of Manager, each Manager agrees to be bound by and subject to the terms of this Agreement. The above notwithstanding and subject to any limitations imposed on the Special Assets in this Agreement, the Settlement Trustee shall have the right to direct the Manager on the manner with which (i) to direct, manage and control the Special Assets, including subject to Article 20, decisions on selling, transferring or otherwise disposing of the Special Assets and (ii) to direct manage and control any funds received by the Company with respect to the Special Assets. The Settlement Class Counsel shall have the right to direct the Manager on the manner with which to cast any vote associated with the Special Assets.

                  (b) At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by a Manager, unless the approval of more than one of the Managers is expressly required pursuant to this Agreement or the Act.

                  (c) Subject to the terms of this Agreement, J.D. Nichols will be the Company's Manager. The number of Managers of the Company shall be fixed from time to time by the affirmative vote of Common Members holding a majority of the Common Interests, but in no instance shall there be less than one Manager. Each Manager shall hold office until such Manager resigns or is removed for Cause. Managers shall be elected by the affirmative vote of Common Members holding a majority of the Common Interests. Managers need not be Members.

                  (d) The Manager shall have the responsibility and authority to manage the operations and affairs of the Company. The Manager's duties shall encompass the following matters:

                           (1) Acquiring property in the name of the Company;

                           (2) Borrowing money for the Company from banks, other
lending institutions, the Managers, Members, or their respective Affiliates, on such terms as the Manager deems appropriate, and in connection therewith, hypothecating, encumbering, and granting security interests in the Company's assets to secure repayment of the borrowed sums; PROVIDED, HOWEVER, that the Company may not encumber the Special Assets or borrow funds in an amount that would likely make the Special Assets subject to the claims of creditors;

                           (3) Purchasing liability and other insurance to
protect the Company's property and business;

                           (4) Operating the Company's business in accordance
with the purposes described in Article 4;

                           (5) Selling or otherwise disposing of assets in the
ordinary course of business other than the Special Assets;

                           (6) Providing, or causing to be provided, accounting
services, including payroll, invoice processing and check writing, tax deposits, financial statements and income tax filings;

                           (7) Obtaining professional services for the Company,
including legal and accounting services;

                           (8) Executing on behalf of the Company all
instruments and documents, including without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition mortgage or disposition of the Company's property; assignments; bills of sale; leases; contracts relating to the Company's business; and any other instruments or documents necessary in the Manager's opinion, to the Company business;

                           (9) Entering into any and all other agreements on
behalf of the Company, with any other Person for any purpose in accordance with the Company's purposes, in such forms as the Manager approves;

                           (10) Preparing, or causing to be prepared, and
delivered to each Member the reports and other information described in
Article 11;

                           (11) Depositing the Company's funds in an account or
accounts established or designated according to Article 13 and authorizing withdrawals of such funds by such Persons, at such times, and in such amounts as the Manager may designate, and pay out of the Company's funds any expenses necessary to discharge the Company obligations;

                           (12) Reimbursing himself for expenses (provide the
reimbursement may not be out of Special Assets or funds received by the Company with respect to Special Assets) incurred in discharging his responsibilities as the Manager, including, but not limited to, (i) all legal, accounting and other expenses of professional services rendered to the Company; (ii) expenses connected directly with the acquisition, ownership, maintenance or disposition of the Company's assets; (iii) compensation and expenses of any employees or agents of the Company; (iv) travel expenses of the Company's employees and the Manager in connection with the Company's business; (v) insurance; and (vi) taxes on the Company's properties, so long as there is reasonable documentation for such expenses;

                           (13) Incurring all reasonable expenditures in
connection with the day-to-day operation of the Company's business;

                           (14) Making any and all elections for federal, state,
and local tax purposes including, without limitation, if permitted by applicable law to adjust the basis of the Company's property pursuant to IRC Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of Interests in the Company and distributions of property by the Company; to the extent provided in IRC Section 6221 through 6231, representing the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members; and filing any tax returns and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. The Manager is specifically authorized to act as the "Tax Matters Partner" under the IRC and in any similar capacity under state or local law;

         Notwithstanding the above, if the Manager is not a Member, then the Manager shall appoint a Member to act as the Company's "Tax Matters Partner";

                           (15) Undertaking responsibility with respect to
personnel and employment matters;

                           (16) Undertaking any additional responsibilities
reasonably established by the Members from time-to-time;

                           (17) Making decisions on behalf of the Company as
required by Article 16 (unless the Manager's Interest is the subject of the transaction); and

                           (18) Executing, acknowledging, and delivering any and
all instruments to effectuate any and all of the foregoing.

                  (e) The Manager shall not have the authority, without the approval of the Common Members holding a majority of the Common Interests, to undertake the following:

                           (1) Causing a change in the nature of the Company's
business;

                           (2) Approving the admission of an additional Member
or Manager;

                           (3) Approving a transaction between the Company and
the Manager or an Affiliate of the Manager or otherwise approving a transaction which might involve an actual or potential conflict of interest between the Manager and the Company or the Manager and the Members;

                           (4) Encumbering the Company's assets; provided that
under no circumstances may the Company encumber Special Assets;

                           (5) Causing the Company to sell or otherwise dispose
of all or substantially all of its assets; provided that, subject to Article 20, the Settlement Trustee shall have the sole authority on decisions to sell, transfer or otherwise dispose of the Special Assets;

                           (6) Causing the Company to borrow money or guaranty
any obligation, except in the ordinary course of business; or

                           (7) Causing the Company to enter into any merger,
consolidation, or similar transaction with any Person.

         Notwithstanding the above, the Company may sell, dispose or transfer the Special Assets only as set forth in Article 20.

         14.2 OFFICERS.

                  (a) The Manager will act through the Company's duly authorized officers. The Company will have a Chairman, President, Secretary and Treasurer, and may have one or more Vice Presidents, all of whom shall be appointed by the Manager, and who shall serve at the pleasure of the Manager. The Company may also have such assistant officers as the Manager may deem necessary, all of whom shall be appointed by the Manager or appointed by an officer or officers authorized by it. Subject to approval by the Manager, each of the officers will have the authority to enter into obligations on behalf of the Company and will have such other duties as are established from time to time by the Manager.

                  (b) Subject to the right of the Manager to replace any officer of the Company, the initial officers of the Company will be as follows:

                      J. D. Nichols -- Manager and Chairman
                      Brian L. Lavin -- President
                      Neil A. Mitchell -- Vice President and Treasurer Susan M. Howard -- Secretary

         14.3 MEMBERS. No Member shall have the power or authority to bind the Company unless the Member has been authorized in writing by the Manager to act as an agent of the Company. Meetings of the Members may be called by any Common Member upon at least three business days prior written notice to the other Common Members. Actions by the Members shall be taken by the affirmative vote of Common Members holding a majority of the Common Interests, unless otherwise provided in this Agreement. The notice shall provide the time and place of such meeting, which shall be at the Company's principal office unless the Common Members unanimously consent to a different location. Meetings may be held by any means of communication by which all Members participating may simultaneously hear each other during this meeting. Actions of the Common Members may be taken by unanimous written action.

         14.4 COMPENSATION. Except as may be agreed-upon by the Common Members from time to time, neither the Manager nor any officer will receive any compensation from the Company in connection with services to be performed by the Manager of officer, respectively, under this Agreement.

         14.5 RESIGNATION. A Manager shall be deemed to have resigned, effective immediately, upon the Bankruptcy, Disability, or Incapacity of such Manager. Any Manager may resign at any time by giving written notice to the Company's Members. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

         14.6 REMOVAL. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, for Cause by the affirmative vote of Common Members holding a majority of the Common Interests. The Common Members shall not have the power or right to remove a Manager except for Cause. The Special Member shall not be entitled to remove the Manager for any reason.

         14.7 VACANCIES. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the affirmative vote of a majority of the remaining Managers then in office, provided that if there are no remaining Managers, then the vacancies shall be filled by the affirmative vote of Common Members holding a majority of the Common Interests (excluding the interest held by any Manager removed from office pursuant to paragraph 14.5).

         14.8 TIME TO BE DEVOTED TO BUSINESS. The Manager shall devote such time to the Company's business as the Manager, in his reasonable discretion, shall deem to be necessary to manage and supervise the Company's business and affairs in an efficient manner; but nothing in this Agreement shall preclude the employment, at the expense of the Company, of any agent or third party to manage or provide other services in respect of the Company's business.

         14.9 OTHER ACTIVITIES AND COMPETITION. The Manager shall not be required to manage the Company as his sole and exclusive function and any Member may have other business interests and may engage in other activities in addition to those relating to the Company, including the rendering of advice or services of any kind to Affiliates, other investors and the making or management of other investments. Neither the Company nor any Member shall have any right, by virtue of this Agreement or the relationship created hereby, in or to such other ventures or activities or to the income or proceeds derived therefrom. Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or any Affiliate of any Member, to conduct any other business or activity whatsoever, and the Member shall not be accountable to the Company or to any Member with respect to that business or activity.

         14.10 LIABILITY. The Manager shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Manager by this Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence.

         14.11 INDEMNIFICATION. The Company shall indemnify, defend and hold harmless each Manager, Member and officer (the "INDEMNIFIED PARTY") from and against any loss, expense, damage or injury suffered or sustained by such Indemnified Party by reason of any acts, omissions or alleged acts or omissions arising out of such Person's activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to any judgment, award, settlement, reasonable attorneys fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Company and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such Indemnified Party. Any such indemnification shall only be from the assets of the Company; PROVIDED, HOWEVER, that indemnification may not be from Special Assets.

                                   ARTICLE 15
                                   AMENDMENTS

         Any amendments to this Agreement or the Articles of Organization shall be in writing and shall be unanimously approved by the Common Members; provided, however, that no amendment may affect the rights of the Special Member under this Agreement. The Special Member shall not be entitled to vote on any amendments to this Agreement or the Articles of Organization.

                                   ARTICLE 16
                              TRANSFER OF INTERESTS

         16.1 RIGHTS OF A DISASSOCIATED MEMBER. The rights and obligations of a disassociated Member under this Article 16 are in lieu of any rights that such Member might have under the Act. Except as otherwise provided in this Agreement, no occurrence of an event of disassociation of a Member under the Act shall cause a disassociation of such Member from the Company.

         16.2 BANKRUPTCY; INCAPACITY.

                  (a) Upon the Bankruptcy or Incapacity of any Common Member, that Common Member ("INACTIVE MEMBER") or such Inactive Member's Representative shall cease to have any voice in the conduct of the affairs of the Company, and all acts, consents and decisions with respect to the Company shall thereafter be made by the other Common Members. The Inactive Member shall, nonetheless, remain liable for such Member's share of any contributions or loans to the Company as provided herein, and shall be entitled to receive such Member's share of Taxable Income, Tax Losses and Net Cash Flow. If the remaining Common Members do not acquire the Interest of a Common Member who has suffered an Incapacity pursuant to paragraph 16.2(b), then the Representative of such Common Member shall have the right to act in place of such Common Member, and, if the incapacity was the death of the Common Member, such Member's Interest may be transferred by will or intestacy free from any restrictions in this Article 16, so long as the transferee of such Interest agrees in writing to be bound by the terms of this Agreement.

                  (b) For 180 days from and after the date a Common Member becomes an Inactive Member, the Company and the other Common Members shall have an irrevocable option to purchase the Inactive Member's Interest. The Company shall have the first option to purchase the Inactive Member's Interest. If the Company does not elect to exercise its option, then the Common Members shall have the right to purchase such Interest (in proportion to their Common Interests if more than one Common Member elects to exercise such option). If the Company or the other Common Members elect to purchase the Inactive Member's Interest, such party shall notify the Inactive Member or such Inactive Member's Representative of such party's intention to do so within said 180-day period, and the Inactive Member's Interest shall be purchased by the Company, or the other Common Members in proportion to their respective Common Interests at that time or in such other proportion as the other Common Members may mutually agree. The purchase price of an Inactive Member's Interest purchased pursuant to this paragraph 16.2 shall be the Contract Price as defined by paragraph 16.8, and shall be payable at the time and in the manner specified in paragraph 16.9. If the Company and the other Common Members elect not to purchase the Inactive Member's Interest, then the Inactive Member shall remain as such in accordance with paragraph 16.2(a).

         16.3 ADJUSTMENT OF PARTICIPATING PERCENTAGES. If a Class A Member is disassociated from the Company pursuant to this Article 16, then to the extent such Class A Member's Interest is redeemed by the Company, the Participating Percentages of the remaining Class A Members shall be immediately recalculated so that each Class A Member's Participating Percentage is increased by a pro rata amount so that the aggregate Participating Percentages of all of the remaining Class A Members equals 100%.

         16.4 RESTRICTIONS ON TRANSFER.

                  (a) No Common Member shall sell, assign, pledge, hypothecate, bequeath, give away or transfer by operation of law or otherwise all or any part of such Member's Interest (collectively "TRANSFER"), except in compliance with this Article 16. The Transfer of an Interest pursuant to paragraph 16.5, or otherwise, shall not release the assigning Common Member from such Common Member's obligations under this Agreement unless the transferee of such Interest is unanimously approved by the remaining Common Members as a substituted Member; PROVIDED that the approved assignee assumes in writing the obligations of the assigning Common Member. The approved Transfer pursuant to this paragraph 16.4 shall confer upon the assignee the right to become a substituted Member, in the following manner and subject to the following conditions:

                           (i) Each assignment shall be effective as of the day
that the non assigning Common Members approve of the assignment;

                           (ii) No assignment will be effective if the
assignment would, in the opinion of counsel to the Company, result in the termination of the Company for purposes of the IRC;

                           (iii) No assignment to a minor or incompetent shall
be effective in any respect, except that this limitation shall not apply to a transfer in trust for the benefit of a minor or in custodianship under the Uniform Transfers to Minors Act or similar legislation; and

                           (iv) Each assignee shall agree in writing to be bound
by the terms of this Agreement.

                  (b) The transferee of an Interest pursuant to paragraph 16.5, or otherwise, who is not unanimously approved as a substituted Member pursuant to paragraph 16 shall have no right to (i) interfere or participate in the management or administration of the Company's business or affairs, (ii) request any information on or an accounting of the Company's transactions, or (iii) inspect the Company's books of account or records. Such Transfer merely entitles the transferee to receive the share of distributions, income and losses to which the transferring Common Member would other be entitled, and the transferee shall have only those rights specified in the Act, and the transferring Common Member shall remain liable for such Common Member's obligations, if any, under this Agreement.

         16.5 TRANSFER; RIGHT OF FIRST REFUSAL.

                  (a) The Transfer of a Common Member's Interest shall be subject to paragraphs 16.5(b) and (c). Any Common Member who attempts to Transfer such Common Member's Interest in violation of this Agreement, whether by operation of law or otherwise, shall be deemed to have become an Inactive Member and shall further be deemed to have granted the Company the option to purchase such Common Members Interest at 50% of the

Contract Price. The transferee of an Interest shall not be a substituted Member unless the assignment of the Interest is approved pursuant to paragraph l6.4.

                  (b) SALE OF A COMMON INTEREST TO A THIRD PARTY. If a bona fide offer in writing, signed by the offeror and accompanied by a good certified or bank cashier's check for 10% of the price offered as a good faith deposit shall have been made to a Common Member for the purchase of such Common Member's Interest (the "OFFEREE MEMBER"), and such Common Member desires to accept the offer, then a true copy of such offer shall be forwarded to the Company's non-transferring Common Members. The non-transferring Common Members shall have the right, in proportion to their relative Common Interests, or in such other proportions as they may agree (including through redemption of the Interest by the Company) to be exercised by written notice to such effect within 90 days after receipt of the offer by them, to purchase the Offeree Member's Interest on the same terms and conditions as are contained in the offer. The notice of acceptance shall set the closing date for the consummation of the transaction, which shall not be for a date beyond 90 days from the mailing of such acceptance by them, or beyond the date of closing in the offer, whichever date is later, and shall also set forth the time and place of closing which shall be in Louisville, Kentucky, during usual business hours. If the non-transferring Common Members do not send a notice of acceptance to the Offeree Member within the prescribed time for the purchase of the Offeree Member's entire Interest, or are not ready, willing, and able to consummate the purchase on the closing date, then the Offeree Member shall have the right to sell his Interest to the offeror, provided that such sale is consummated within 180 days after the date of the receipt of the original bona fide offer by the non-transferring Common Members, and provided, further, that such sale is made strictly in accordance with the terms of the offer and on no more favorable terms to the purchaser.

                  (c) TRANSFERS OF COMMON INTERESTS OTHER THAN THOSE ARISING OUT OF THE SALE OF A COMMON INTEREST TO A THIRD PARTY. Except for Transfers triggered by the right of first refusal provision of paragraph 16.5(b), any Transfer shall create an option in the favor of the non- transferring Common Members to purchase the transferring Common Member's Interest. The non-transferring Common Members shall have the right, in proportion to their relative Common Interests, or in such other proportions as they may agree (including through redemption of the Interest) to be exercised by written notice to such effect within 30 days after receiving notice of a proposed or consummated Transfer, to purchase the Offeree Member's Interest at the Contract Price (as defined in paragraph l6.8) payable in cash at the closing. Such notice of acceptance shall set the closing date for the consummation of the transaction, which shall not be for a date beyond 90 days from the mailing of such acceptance by them, or beyond the date of closing in the offer, whichever date is later, and shall also set forth the time and place of' closing, which shall be in Louisville, Kentucky during usual business hours. If the non-transferring Common Members do not send a notice of acceptance to the holder of the Interest within 90 days, or are not ready, willing, and able to consummate the purchase on the closing date, then the option shall expire.

         16.6 WITHDRAWAL OF MEMBERS. No Member shall have the right or power to voluntarily or involuntarily withdraw from the Company.

         16.7 ASSIGNEES/TRANSFEREES BOUND BY THIS AGREEMENT. Any assignee or Person admitted to the Company as a substituted Member shall be subject to and bound by all provisions of this Agreement as if originally a party to this Agreement.

         16.8 CONTRACT PRICE.

                  (a) The "CONTRACT PRICE" shall equal the fair-market value of the transferring Member's interest as of the date of the event triggering the transfer. The fair market value shall be determined within 30 days after the event triggering the transfer by agreement among the parties to the transaction, or if no agreement can be reached, then by (i) an appraisal (the appraiser shall be selected in accordance with paragraph 16.8(b)) of the fair market value (including good will and going concern value) of the Company's assets LESS its liabilities (including, without limitation, loans to the Company from the Members), and (ii) a valuation of the transferring Member's Interest as if the net assets of the Company were sold for cash at the fair market value determined by such appraisal, and the cash distributed in accordance with Article 18. The fair market value shall be net of ordinary and customary costs incurred in connection with comparable asset sales.

                  (b) If the appraisal of an Interest is required pursuant to paragraph 16.8(a) then the parties shall attempt to agree on the selection of an appraiser. If the parties cannot agree on an appraiser, then the Common Member (or such Common Member's Representative) whose Interest is being transferred shall select a qualified appraiser and the Company (at the direction of the Manager or the remaining Common Members if the Manager's Interest is being transferred) shall select a second qualified appraiser. The two appraisers shall then select a third qualified appraiser. The two appraisers selected by the transferring Common Member and the Company shall prepare appraisals of the fair market value, and shall present those appraisals to the third appraiser. The third appraiser acts as an arbitrator and determines the fair market value by selecting either (i) one of the two appraisals presented, or (ii) a value between the two appraisals presented. If the Common Members use one appraiser, then the cost of the appraiser shall be split between the transferring Common Member and the Company. If the Common Members use three appraisers, then: (A) the cost of the appraiser selected by the transferring Common Member and one-half of the cost of the third appraiser shall be borne by the transferring Common Member; and (B) the cost of the appraiser selected by the Company and one-half of the cost of the third appraiser shall be borne by the Company. The decision of the appraiser or appraisers shall be final and binding upon the Common Members and the Company.

         16.9 TIME AND MANNER OF PAYMENT.

                  (a) Any Common Interest transferred to the Company or the other Common Members pursuant to this Article 16 (other than pursuant to paragraph 16.5(b)) shall be paid for, at the purchaser's option, either (i) all in cash at the time the Interest is transferred, or (ii) by a down payment computed in accordance with paragraph 16.9(b) and delivery of a promissory note signed by the purchaser(s) for the balance of the Contract Price. The closing on the transfer of any Interest shall occur within 30 days after determination of the Contract Price, unless otherwise specified herein or in that option or offer.

                  (b) If the purchaser(s) elect(s) the second option in paragraph 16.9(a), then such purchaser(s) shall pay as a down payment 20% of the Contract Price. The remaining unpaid portion of the Contract Price shall be represented by a promissory note of the such purchaser(s), in such form as shall be acceptable to the transferring Common Member, and providing for four equal annual installments of the remaining unpaid portion of the Contract Price, with each installment due on the anniversary the transfer of the Interest. That promissory note shall provide for the payment of interest with each payment of principal on the unpaid portion of that promissory note from time to time, at the prime rate as published in THE WALL STREET JOURNAL from time to time, adjusted each January 1 and July 1, compounded semi-annually. The promissory note shall be unsecured.

                                   ARTICLE 17
                           DISSOLUTION OF THE COMPANY

         The happening of any one of the following events, as provided below, shall cause a dissolution of the Company:

                  (a) Subject to winding up, liquidating distributions and termination of the Company pursuant to Article 18, upon the sale or other disposition of all or substantially all of the assets of the Company; or

                  (b) Subject to winding up, liquidating distributions and termination of the Company pursuant to Article 18, upon the written consent by Common Members holding a majority of the Common Interests authorizing the dissolution of the Company; provided however that Common Members may not dissolve the Company while the Company holds Special Assets.

         No event of disassociation of a Member or a Manager under the Act or event of dissolution under the Act shall cause a dissolution of the Company.

                                   ARTICLE 18
               WINDING UP; LIQUIDATING DISTRIBUTIONS; TERMINATION

         18.1 WINDING UP.

                  (a) In the event of the dissolution of the Company for any reason, then the Members or their successors shall commence to wind up the affairs of the Company and to liquidate the Company's assets. The Members shall continue to share profits and losses during the period of liquidation in accordance with Article 10. The Members shall determine whether the Company's assets are to be sold or distributed to the Members in dissolution of the Company; PROVIDED, HOWEVER, that any disposition of Special Assets shall be in accordance with Article 20. If the Company's assets are distributed to the Members, then all such assets shall be valued at their then fair market value as determined by the Members and the difference, if any, of such fair market value over (or under) the adjusted basis of such assets to the Company shall be credited (or charged) to the Capital Accounts of the Members in accordance with
Article 10. Fair market value shall be used for purposes of determining the amount of any distribution to a Member pursuant to paragraph 18.2.

                  (b) If the Members are unable to agree on the fair market value of any Company asset, then the fair market value shall be determined by a qualified independent appraiser selected by the Members, or, if no appraiser can be agreed upon by the Members, then selected by the Company's regularly employed accounting firm.

         18.2 LIQUIDATING DISTRIBUTIONS. Subject to the right of the Members to set up such cash reserves as may be deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed to;

                  (a) Creditors, in the order of priority as provided by law; including, to the extent permitted by law, Members who are creditors; PROVIDED, HOWEVER, that the Company may not use Special Assets to satisfy claims of creditors until the Company has exhausted the use of all other assets;

                  (b) The Members as creditors, to the extent they did not receive distributions pursuant to paragraph 18.2(a), and to Members in satisfaction of the Company's liability for distribution under KRS 275.210; PROVIDED, HOWEVER, that the Common Members may not receive Special Assets in satisfaction of the Company's liabilities to them;

                  (c) The Special Member a distribution of the Special Assets;
and

                  (d) The Common Members in proportion to their respective Capital Accounts until they have received an amount equal to their Capital Accounts immediately prior to such disposition, but after adjustment for gain or loss with respect to the disposition of the Company's assets (or deemed disposition if non-cash assets are distributed to Common Members) incident to the dissolution of the Company and the winding up of its affairs, whether or not the distribution occurs prior to the dissolution of the Company.

         18.3 RIGHTS OF THE MEMBERS. Each Member shall look solely to the Company's assets for all distributions with respect to the Company, his or her Capital Contribution (including the return thereof) and share of profits, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.

         18.4 TERMINATION. Upon complete liquidation of the Company and distribution of all Company funds, the Company shall terminate.

                                   ARTICLE 19
                            SPECIAL POWER OF ATTORNEY

         19.1 GRANTING OF POWER OF ATTORNEY. Concurrently with the execution of written acceptance and adoption of the provisions of this Agreement, each Member grants to the Manager a special power of attorney constituting and appointing the Manager as the attorney-in- fact for such Member, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to in the execution, acknowledgment and filing of documents, which shall include, by way of illustration but not of limitation, the following:

                  (a) This Agreement, any separate articles or certificates of limited liability company, as well as any amendments to the foregoing which, under the laws of the Commonwealth of Kentucky or the laws of any other state, are required to be filed or which the Manager deems to be advisable to file;

                  (b) The Company's redemption of a Member's interest pursuant to Article 16 or Article 20.;

                  (c) Any other instrument or document which may be required to be filed by the Company under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and

                  (d) Any instrument or document which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of the Members.

         19.2 NATURE OF POWER OF ATTORNEY. The special power of attorney to be concurrently granted by each Member:

                  (a) Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or dissolution of the granting Member, and is limited to these matters herein set forth;

                  (b) May be exercised by the Manager acting alone for each Member by a facsimile signature of the Manager or by listing all of the Members executing any instrument with a single signature of the Manager acting as an attorney-in-fact for all of them; and

                  (c) Shall survive an assignment by a Member of all or any portion of such Member's Interest except that, where the assignee of art interest owned by a Member has been approved by the Members for admission to the Company as a substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

                                   ARTICLE 20
                           SPECIAL MEMBER TRANSACTIONS

         20.1 TRANSFERABILITY. The Special Interests shall be non-transferable, except as set forth in this Article 20.

         20.2 SPECIAL ASSETS.

                  (a) The Company may not dispose of Special Assets, except as provided in this Article 20. As provided in this Agreement, all profits, losses and distributions related to Special Assets shall be allocated or distributed to the Special Member.

                  (b) Barbara M. Nichols, Brian F. Lavin and J.D. Nichols (collectively, the "PURCHASING MEMBERS") shall have the obligation, pro rata in accordance with relative Participating Percentages (jointly but not severally) to make payment on the first business day following each Distribution Date (as defined below) to the Special Member in an amount equal to seventy-five percent (75%) of any distributions made by NTS Realty to the Company that are allocable to the Purchasing Members' Class A Interests (the "DISTRIBUTION AMOUNT"), and a number of Special Assets (the "PURCHASED ASSETS") equal to a fraction, the number of which is the Distribution Amount and the denominator of which is the Deemed Value (as defined below) of a single Unit, shall cease to be Special Assets. If any Special Assets remain on the two-year anniversary of the first Distribution Date (the "SECOND ANNIVERSARY DATE"), the Purchasing Members shall be required to make payment to the Special Member in an amount equal to the number of remaining Special Assets multiplied by the Deemed Value, and the remaining Special Assets shall cease to be Special Assets. The Special Member shall have no rights with respect to Purchased Assets once they cease to be Special Assets, and the Manager shall make appropriate adjustments to the number of Class A Interests and the Participating Percentages of the Purchasing Members based on the number of Units that cease to be Special Assets (and allocated among the Purchasing Members based on relative amount paid). For purposes of this paragraph 20.2(b), (i) the "DEEMED VALUE" of a single Unit shall mean one hundred fifteen percent (115%) of the average closing price of a single Unit on any nationally recognized exchange or interdealer quotation system on which the Units are then listed or included for quotation for the 30-day period prior to the date of sale (or if there is no trading on a particular day, then closing price shall equal the closing price on the last day on which trading occurred); and (ii) "DISTRIBUTION DATE" shall mean a date on which NTS Realty makes a distribution to its partners. Once the Company no longer holds Special Assets pursuant to the transactions contemplated by this paragraph 20.2(b), the Special Member shall cease to be a Member (or have any rights as a Member or other interest holder in the Company), the Special Interest shall cease to be outstanding, and the Purchasing Members shall have no further obligations pursuant to this paragraph 20.2(b).

         20.3 ALLOCATION OF INITIAL SPECIAL ASSETS TO SPECIAL MEMBER. The number of Units owned by the Company that are Special Assets shall be adjusted to correspond to the number of Units allocated to Settlement Trust pursuant to
Section 2.7 of the Stipulation and Agreement of Settlement. The Special Member shall have no rights with respect to Units once they cease to be Special Assets pursuant to the prior sentence, and the Manager shall make appropriate adjustments to allocations and distributions to reflect this change in rights.

                                   ARTICLE 21
                                  MISCELLANEOUS

         21.1 NOTICES. All notices, approvals, consents and demands required or permitted under this Agreement shall be in writing and sent by hand delivery, facsimile, overnight mail, certified mall or registered mail, postage prepaid, to the Members and Managers at their addresses as shown from time to time on the records of the Company, and shall be deemed given when delivered by hand delivery, transmitted by facsimile or mailed by overnight, certified or registered mail. Any Member or Manager may specify a different address by notifying the other Members and Managers and the Company in writing of the different address.

         21.2 GOVERNING LAW. This Agreement and the rights of the parties to this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of law principles.

         21.3 BENEFIT AND BINDING EFFECT. Except as otherwise specifically provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their legal representatives, heirs, administrators, executors, successors and permitted assigns. Except as otherwise specifically provided in this Agreement, no Manager may assign his rights and obligations under this Agreement without the unanimous consent of the Members.

         21.4 PRONOUNS AND NUMBER. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender.

         21.5 HEADINGS; ANNEXES AND SCHEDULES. The headings contained in this Agreement are inserted only as a matter of convenience, and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement. The Annexes and Schedules to this Agreement are incorporated into this Agreement by this reference and expressly made a part of this Agreement.

         21.6 PARTIAL ENFORCEABILITY. If any provision of this Agreement, or the application of an provision to any Person or circumstance shall be held invalid, illegal or unenforceable, then the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, illegal or unenforceable shall not be affected thereby.

         21.7 PREVIOUS AGREEMENTS. This Agreement shall supersede all previous agreements of the panics to this Agreement with respect to the matters to which this Agreement pertains.

         21.8 CERTIFICATES. Interests in the Company shall not be evidenced by certificates.

         21.9 ENFORCEMENT. In the event of a breach or threatened breach by a Member or Manager of any of the provisions of this Agreement, the Company shall be entitled to obtain a temporary restraining order and temporary and permanent injunctive relief without the necessity of proving actual damages by reason of such breach or threatened breach, and to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction or restraining order may be granted immediately upon the commencement of any such suit and without notice. Nothing in this Agreement may be construed as prohibiting the Company from pursuing any other remedy or remedies, including without limitation, the recovery of damages. The Company shall have the right to set off any such damages against any amounts otherwise payable by it to the Member or Manager under this Agreement or otherwise. Each Member and Manager further covenants and agrees to indemnify and hold the Company harmless from and against all costs and expenses, including legal or other professional fees and expenses incurred by the Company in connection with or arising out of any proceeding instituted by the Company against the Member or Manager to enforce the terms and provisions of this Agreement if the Company is successful in whole or in part in such proceeding.

         21.10 SCOPE. If any one or more of the provisions of this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity, or subject each such provision shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law then in force.

         21.11 NO WAIVER. No waiver by any party to this Agreement at any time of a breach by any other party of any provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions of this Agreement at the same or any prior or subsequent time.

         21.12 NO THIRD PARTY BENEFICIARY. It is specifically agreed between the parties executing this Agreement that it is not intended by any of the provisions of the Agreement to create the public, or any member thereof a third party beneficiary under the Agreement, or to authorize anyone not a party to this Agreement to maintain a suit for damages pursuant to the terms or provisions of this Agreement. The duties, obligations, and responsibilities of the parties to this Agreement with respect to third parties shall remain as imposed by law.

         21.13 COUNTERPARTS. It This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         21.14 PARTITION. The Members agree that the Company's assets are not and will not be suitable for partition. Accordingly, each of the Members irrevocably waives any and all right such Member may have to maintain any action for partition of any of the Company's assets. No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                        MANAGER:

                                        ----------------------------------------
                                        J.D. Nichols

                                        MEMBERS:

                                        ----------------------------------------
                                        J.D. Nichols

                                        ----------------------------------------
                                        Brian F. Lavin

                                        ----------------------------------------
                                        Barbara M. Nichols

                                        NTS/BBX Office, LLC, a Kentucky limited
                                        liability company

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Springs Office Ltd., a Kentucky
                                        limited partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Springs Medical Office Center, Ltd., a Kentucky limited partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Pickford, Ltd., a Kentucky limited
                                        partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Atrium Center, a Kentucky limited
                                        partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS BBC I, a Kentucky limited
                                        partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Breckinridge, Ltd., a Kentucky
                                        limited partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Willow Lake Partners Limited
                                        Partnership, an Indiana limited
                                        partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Mall Limited Partnership, a Kentucky limited partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS Whetstone Limited Partnership, a
                                        Kentucky limited partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        NTS BLUEGRASS COMMONWEALTH PARK, a
                                        Kentucky limited partnership

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        ----------------------------------------
                                        [___________], as trustee of the
                                        [Settlement Trust]

                          ANNEX TO OPERATING AGREEMENT

                                          CAPITAL CONTRIBUTION             INTERESTS/PARTICIPATING
MEMBER NAME & ADDRESS                     (AGREED VALUE OF PROPERTY)       PERCENTAGE

Barbara M. Nichols                                                                    74%
10172 Linn Station Road
Louisville, KY  40223

Brian F. Lavin                                                                        25%
10172 Linn Station Road
Louisville, KY  40223

J.D. Nichols                                                                          1%
10172 Linn Station Road
Louisville, KY  40223

NTS/BBX Office, LLC, a Kentucky
limited liability company
10172 Linn Station Road
Louisville, KY  40223

NTS Springs Office Ltd., a
Kentucky limited partnership
10172 Linn Station Road
Louisville, KY  40223

NTS Springs Medical Office
Center, Ltd., a Kentucky
limited partnership
10172 Linn Station Road
Louisville, KY  40223

NTS Pickford, Ltd., a Kentucky
limited partnership
10172 Linn Station Road
Louisville, KY  40223

NTS Atrium Center, a Kentucky
limited partnership
10172 Linn Station Road
Louisville, KY  40223

NTS BBC I, a Kentucky limited
partnership


10172 Linn Station Road
Louisville, KY  40223

NTS Breckinridge, Ltd., a
Kentucky limited partnership
10172 Linn Station Road
Louisville, KY  40223

NTS Willow Lake Partners
Limited Partnership, an Indiana
limited partnership
10172 Linn Station Road
Louisville, KY  40223

NTS Mall Limited Partnership, a
Kentucky limited partnership
10172 Linn Station Road
Louisville, KY  40223

NTS Whetstone Limited
Partnership, a Kentucky limited
partnership
10172 Linn Station Road
Louisville, KY  40223

Bluegrass Commonwealth Park, a
Kentucky limited partnership
10172 Linn Station Road
Louisville, KY  40223

[Settlement Trust]                                                                    N/A


                                       32